[NAME OF FUND]
FORM OF
DISTRIBUTION AGREEMENT


									_________,
2000


PFS Distributors, Inc.
3100 Breckinridge Blvd., Bldg. 200
Duluth Georgia 30199-0062

Dear Sirs:

	This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that you shall be, for the period of this Agreement, the non-exclusive principal underwriter and co-distributor of shares of the Fund and each Series of the Fund.
For purposes of this Agreement, the term "Shares" shall mean shares of the each Series, or one or more Series, as the context may require.

	1.	Services as Principal Underwriter and Distributor

		1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), and will transmit or cause to be transmitted promptly any orders received by you or those with whom you have sales or servicing agreements for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the Fund has notified you in writing.

		1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with registered securities brokers and banks and into servicing agreements with financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into such agreements, you will act only on your own behalf as principal underwriter and distributor. You will not be responsible for making any distribution plan or service fee payments pursuant to any plans the Fund may adopt or agreements it may enter into.

		1.3 You shall act as the non-exclusive principal underwriter and co-distributor of Shares in compliance with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted from time to time by the Securities and Exchange Commission (the "SEC") pursuant to the 1933 Act or the 1940 Act or by any securities association registered under the Securities Exchange Act of 1934, as amended.

		1.4 Whenever in their judgment such action is warranted for any reason, including, without limitation, market, economic or political conditions, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares until such time as those officers deem it advisable to accept such orders and to make such sales and the Fund shall advise you promptly of such determination.

2.	Duties of the Fund

2.1	The Fund agrees to pay all costs and expenses in
connection with the registration of Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that nothing contained herein shall be deemed to require the Fund to pay any costs of advertising or marketing the sale of Shares.

		2.2 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take any other actions that may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of Shares for sale in such states and other U.S. jurisdictions as the Fund may approve and designate to you from time to time, and the Fund agrees to pay all expenses that may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a securities broker or dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this Agreement.

2.3 The Fund shall furnish you from time to time, for use in connection with the sale of Shares, such information reports with respect to the Fund or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by the Fund's officers, shall be true and correct. The Fund also shall furnish you upon request with (a) the reports of the annual audits of the financial statements of the Fund for each Series made by independent certified public accountants retained by the Fund for such purpose; (b) semi-annual unaudited financial statements pertaining to each Series; (c) quarterly earnings statements prepared by the Fund for any Series; (d) a monthly itemized list of the securities in each Series' portfolio;
(e) monthly balance sheets as soon as practicable after the end of each month; (f) the current net asset value and offering price per share for each Series on each day such net asset value is computed and (g) from time to time such additional information regarding the financial condition of each Series of the Fund as you may reasonably request.

	3.	Representations and Warranties

	The Fund represents to you that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of said Acts and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement", "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto filed by the Fund with the SEC. The Fund represents and warrants to you that any such registration statement, prospectus and statement of additional information, when such registration statement becomes effective and as such prospectus and statement of additional information are amended and supplemented, includes at the time of such effectiveness, amendment or supplement all statements required to be contained therein in conformance with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of material fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund's Shares. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Fund, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from you to do so, you may, at your option, terminate this Agreement or decline to make offers of the Fund's Shares until such amendments are made. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

	4.	Indemnification

		4.1 The Fund authorizes you to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any such counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading; provided, however, that the Fund's agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by you or your representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished to you pursuant to paragraph 2.3 of this Agreement; and further provided that the Fund's agreement to indemnify you and the Fund's representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement. The Fund's agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retains counsel of good standing, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Fund does not elect to assume the defense of any such suit, the Fund will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's
Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify you promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issuance and sale of any of the Fund's Shares.

		4.2 You agree to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the 1933
Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or Board members or any such controlling person may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Fund and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Fund, its officers or Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in Boston, Massachusetts and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on your part or with the Fund's consent, and in any event the Fund, its officers or Board members or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action with counsel of its own choosing reasonably acceptable to you but shall not have the right to settle any such action without your consent, which will not be unreasonably withheld. The failure to so notify you of any such action shall not relieve you from any liability that you may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 4.2. You agree to notify the Fund promptly of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issuance and sale of any of the Fund's Shares.

	5.	Effectiveness of Registration

	No Shares shall be offered by either you or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares under this Agreement shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by
Section 5(b) (2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have any application to or bearing upon the Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Fund's prospectus, statement of additional information or charter documents, as amended from time to time.




6. Offering Price

Shares of any class of any Series of the Fund offered for sale by you shall be offered for sale at a price per share (the "offering price") equal to (a) their net asset value (determined in the manner set forth in the Fund's charter documents and the then-current prospectus and statement of additional information) plus (b) a sales charge, if applicable, which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current prospectus relating to such Series. In addition to or in lieu of any sales charge applicable at the time of sale, Shares of any class of any Series of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund's then-current prospectus and statement of additional information. You shall be entitled to receive any sales charge levied at the time of sale in respect of the Shares without remitting any portion to the Fund. Any payments to a broker or dealer through whom you sell Shares shall be governed by a separate agreement between you and such broker or dealer and the Fund's then-current prospectus and statement of additional information. Any payments to any provider of services to you shall be governed by a separate agreement between you and such service provider.

7.	Notice to You

	The Fund agrees to advise you immediately in writing:

		(a)  of any request by the SEC
for amendments to the registration
statement, prospectus or statement of
additional information then in effect
or for additional information;

		(b)  in the event of the issuance
by the SEC of any stop order suspending
the effectiveness of the registration
statement, prospectus or statement of
additional information then in effect
or the initiation of any proceeding for
that purpose;

		(c)  of the happening of any
event that makes untrue any statement
of a material fact made in the
registration statement, prospectus or
statement of additional information
then in effect or that requires the
making of a change in such registration
statement, prospectus or statement of
additional information in order to make
the statements therein not misleading;
and

		(d)  of all actions of the SEC
with respect to any amendment to the
registration statement, or any
supplement to the prospectus or
statement of additional information,
which may from time to time be filed
with the SEC.

	8.	Term of the Agreement

	This Agreement shall become effective on the date hereof, shall have an initial term of one year from the date hereof, and shall continue for successive annual periods thereafter so long as such continuance is specifically approved at least annually by (a) the Fund's Board or (b) by a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board members of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with or without cause, without penalty, on 60 days' notice by the Fund's Board or by vote of holders of a majority of the relevant Series outstanding voting securities, or on 90 days' notice by you. This Agreement will also terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act and the rules and regulations thereunder).

9. Arbitration

Any claim, controversy, dispute or deadlock arising under this Agreement (collectively, a "Dispute") shall be settled by arbitration administered under the rules of the American Arbitration Association ("AAA") in New York, New York. Any arbitration and award of the arbitrators, or a majority of them, shall be final and the judgment upon the award rendered may be entered in any state or federal court having jurisdiction. No punitive damages are to be awarded.

10.	Miscellaneous

	So long as you act as a principal underwriter and distributor of Shares, you shall not perform any services for any entity other than investment companies advised or administered by Citigroup Inc. or its subsidiaries. The Fund recognizes that the persons employed by you to assist in the performance of your duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the persons employed by you or any of your affiliates right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided, however, that in conducting such business or rendering such services your employees and affiliates would take reasonable steps to assure that the other parties involved are put on notice as to the legal entity with which they are dealing. This Agreement and the terms and conditions set forth herein shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of interest principles.

	11.	Limitation of Liability

	The Fund and you agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Trustees and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Fund as provided in its Master Trust Agreement.

	If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy, whereupon this Agreement will become binding on you.

						Very truly yours,
[NAME OF FUND]

						By:  _____________________
						       Authorized Officer

Accepted:

PFS DISTRIBUTORS, INC.


By:  __________________________
       Authorized Officer
Page: 3

\\AMDCVB001\mfm\Fund Accounting\Legal\GENERAL\FORMS\AGREEMTS\DIST12B1
\Distrib(PFS).doc     8
FORM OF

DISTRIBUTION AGREEMENT


										[Date]

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

	This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, [Fund Name] (the "Fund") a [corporation/business trust] organized under the laws of [the
State of Maryland/the Commonwealth of Massachusetts] has agreed that Salomon Smith Barney Inc. ("Salomon Smith Barney") shall be, for the period of this Agreement, the distributor of shares of the Fund (the "Shares").

	1.	Services as Distributor

		1.1	Salomon Smith Barney will act as agent for the
distribution of Shares covered by the registration statement, including the prospectus and statement of additional information, then in effect under the Securities Act of 1933, as amended (the
"1933 Act"), and the Investment Company Act of 1940, as amended
(the "1940 Act").

		1.2	Salomon Smith Barney agrees to use its best
efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation.

		1.3	All activities by Salomon Smith Barney as
distributor of the Shares shall comply with all applicable laws, rules, and regulations, including, without limitation, all rules and regulations made or adopted by the Securities and Exchange Commission (the "SEC") or by any securities association registered under the Securities Exchange Act of 1934.

		1.4	Salomon Smith Barney will provide one or more
persons during normal business hours to respond to telephone questions concerning the Fund.

		1.5	Salomon Smith Barney will transmit any orders
received by it for purchase or redemption of Shares to the Fund's transfer and dividend disbursing agent.

		1.6	Whenever in their judgment such action is
warranted for any reason, including, without limitation, market, economic or political conditions, the Fund's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

		1.7	Salomon Smith Barney will act only on its own
behalf as principal should it choose to enter into selling agreements with selected dealers or others.

		1.8	The Fund will pay to Salomon Smith Barney an
annual fee in connection with the offering and sale of the Shares under this Agreement. The annual fee paid to Salomon Smith Barney will be calculated daily and paid monthly by the Fund at an annual rate set forth in the Services and Distribution Plan (the "Plan") based on the average daily net assets of the Fund; provided that payment shall be made in any month only to the extent that such payment shall not exceed the sales charge limitations established by the National Association of Securities Dealers, Inc.

		The annual fee paid to Salomon Smith Barney under this
Section 1.8 may be used by Salomon Smith Barney to cover any expenses primarily intended to result in the sale of Shares, including , but not limited to, the following:

		(a)	cost of payments made to Salomon Smith Barney
Financial Consultants and other employees of Salomon Smith
Barney or other broker-dealers that engage in the distribution of the Shares;

		(b)	payments made to, and expenses of, persons who
provide support services in connection with the distribution of the Shares, including, but not limited to, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services;

		(c)	costs relating to the formulation and
implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising;

		(d)	costs of printing and distributing prospectuses
and reports of the Fund to prospective shareholders of the Fund;

		(e)	costs involved in preparing, printing and
distributing sales literature pertaining to the Fund; and

		(f)	costs involved in obtaining whatever
information, analyses and reports with respect to marketing and promotional activities that the Fund may, from time to time, deem advisable;

except that distribution expenses shall not include any expenditures in connection with services which Salomon Smith
Barney, any of its affiliates, or any other person have agreed to bear without reimbursement.

	1.9	Salomon Smith Barney shall prepare and deliver reports
to the Treasurer of the Fund and to the sub-investment advisor and/or administrator of the Fund on a regular, at least quarterly, basis, showing the distribution expenses incurred pursuant to this Agreement and the Plan and the purposes therefor, as well as any supplemental reports as the Trustees, from time to time, may reasonably request.

	2.	Duties of the Fund

		2.1	The Fund agrees at its own expense to execute
any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that Salomon Smith Barney may designate.

		2.2	The Fund shall furnish from time to time for use
in connection with the sale of the Shares, such information reports with respect to the Fund and its Shares as Salomon Smith
Barney may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by the Fund's officers, shall be true and correct. The
Fund shall also furnish Salomon Smith Barney upon request with (a) annual audits of the Fund's books and accounts made by independent certified public accountants regularly retained by the Fund; (b) semi-annual unaudited financial statements pertaining to the Fund;
(c) quarterly earnings statements prepared by the Fund; (d) a monthly itemized list of the securities in the Fund's portfolio;
(e) monthly balance sheets as soon as practicable after the end of each month; and (f) from time to time such additional information regarding the Fund's financial condition as Salomon Smith Barney may reasonably request.

	3.	Representations and Warranties

	The Fund represents to Salomon Smith Barney that all registration statements, prospectuses and statements of additional information filed by the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of the 1933 Act, the 1940 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms "registration statement," "prospectus" and "statement of additional information" shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Fund represents and warrants to Salomon Smith Barney that any registration statement, prospectus and statement of additional information, when such registration statement becomes effective, will include all statements required to be contained therein in conformance with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Fund may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the Fund's counsel, be necessary or advisable. If the Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Fund of a written request from Salomon Smith Barney to do so, Salomon Smith Barney may, at its option, terminate this Agreement. The Fund shall not file any amendment to any registration statement or supplement to any prospectus or statement of additional information without giving Salomon Smith Barney reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Fund's right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

	4.	Indemnification

		4.1	The Fund authorizes Salomon Smith Barney and
dealers to use any prospectus or statement of additional information furnished by the Fund from time to time, in connection with the sale of the Shares. The Fund agrees to indemnify, defend and hold Salomon Smith Barney, its several officers and directors, and any person who controls Salomon Smith Barney within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Salomon Smith Barney, its officers and directors, or any such controlling person, may incur under the 1933 Act, the 1940 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, any prospectus or any statement of additional information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any thereof not misleading; provided, however, that the Fund's agreement to indemnify Salomon Smith Barney, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by Salomon Smith Barney or its representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished to Salomon Smith Barney pursuant to paragraph 2.2 of this Agreement; and further provided that the Fund's agreement to indemnify Salomon Smith Barney and the Fund's representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the Fund or its shareholders to which Salomon Smith Barney would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of Salomon Smith Barney's reckless disregard of its obligations and duties under this Agreement. The Fund's agreement to indemnify Salomon Smith Barney, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against Salomon Smith Barney, its officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the Fund at its principal office in New York, New
York and sent to the Fund by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 4.1. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by Salomon Smith Barney. In the event the Fund elects to assume the defense of any such suit and retains counsel of good standing approved by Salomon Smith Barney, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the Fund does not elect to assume the defense of any such suit, or if Salomon Smith Barney does not approve of counsel chosen by the Fund, the Fund will reimburse Salomon Smith Barney, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Salomon Smith Barney or them. The Fund's indemnification agreement contained in this paragraph 4.1 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Salomon Smith Barney, its officers and directors, or any controlling person, and shall survive the delivery of any of the Fund's Shares. This agreement of indemnity will inure exclusively to Salomon Smith Barney's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees to notify Salomon Smith Barney promptly of the commencement of any litigation or proceedings against the Fund or any of its officers or Directors in connection with the issuance and sale of any of the Fund's Shares.

		4.2	Salomon Smith Barney agrees to indemnify, defend
and hold the Fund, its several officers and Directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers or Directors or any such controlling person may incur under the 1933 Act, the 1940 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Directors, or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Salomon
Smith Barney to the Fund and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Salomon Smith Barney to the Fund and required to be stated in such answers or necessary to make such information not misleading. Salomon Smith Barney's agreement to indemnify the Fund, its officers or Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Salomon Smith Barney being notified of any action brought against the Fund, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Salomon Smith Barney at its principal office in New York, New York and sent to Salomon Smith Barney by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served.
Salomon Smith Barney shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on Salomon Smith Barney's part, and in any other event the Fund, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Salomon Smith Barney of any such action shall not relieve Salomon Smith Barney from any liability that Salomon
Smith Barney may have to the Fund, its officers or Directors, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of Salomon Smith Barney's indemnity agreement contained in this paragraph 4.2. Salomon Smith Barney agrees to notify the Fund promptly of the commencement of any litigation or proceedings against Salomon Smith Barney or any of its officers or directors in connection with the issuance and sale of any of the Fund's Shares.

		4.3	In case any action shall be brought against any
indemnified party under paragraph 4.1 or 4.2, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have concluded reasonably that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

	5.	Effectiveness of Registration

	None of the Shares shall be offered by either Salomon Smith Barney or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of the Shares under this Agreement shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provision of the 1933 Act or if and so long as a current prospectus as required by Section 5(b) (2) of the 1933 Act is not on file with the SEC; provided, that nothing contained in this paragraph 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Fund's prospectus, statement of additional information or Corrected Restated Articles of Incorporation dated September 21, 1992, as amended from time to time.

	6.	Notice to Salomon Smith Barney

	The Fund agrees to advise Salomon Smith Barney immediately in writing:

	(a)	of any request by the SEC for
amendments to the registration statement, prospectus or statement of additional information then in effect or for additional information;

	(b)	In the event of the issuance
by the SEC of any stop order suspending
the effectiveness of the registration
statement, prospectus or statement of
additional information then in effect or the initiation of any proceeding for that purpose;

	(c)	of the happening of any event
that makes untrue any statement of a
material fact made in the registration
statement, prospectus or statement of
additional information then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

	(d)	of all actions of the SEC with
respect to any amendment to any
registration statement, prospectus or
statement of additional information which may from time to time be filed with the SEC.

	7.	Term of the Agreement

	This Agreement shall become effective as of the [date], and continue for successive annual periods thereafter so long as such continuance is specifically approved at least annually by (a) the Fund's Board or (b) by a vote of a majority (as defined in the 1940 Act) of the outstanding Shares, provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' notice by the Fund's Board, by vote of the holders of a majority of the Shares, or on 90 days' notice by Salomon Smith Barney. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

	8.	Miscellaneous

	The Fund recognizes that directors, officers and employees of Salomon Smith Barney may from time to time serve as directors, trustees, officers and employees of corporations and business trust (including other investment companies) and that such other corporations and trusts may include the name "Salomon Smith Barney Shearson" as part of their name, and that Salomon Smith Barney or its affiliates may enter into distribution or other agreements with such other corporations and trusts. If Salomon Smith Barney ceases to act as the distributor of the Shares, the Fund agrees that, at Salomon Smith Barney's request, the Fund's license to use the words "Salomon Smith Barney" will terminate and that the Fund will take all necessary action to change the name of the Fund to a name not including the words "Salomon Smith Barney."

	If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

Very truly yours,


[FUND NAME]


By:
	__________________
________
	Title



Accepted:


SALOMON SMITH BARNEY INC.


By:	__________________________
	Authorized Officer












g:\legal\general\forms\agreemts\dist12b1\distribu 	-8-
g:\legal\general\forms\agreemts\dist12b1\distribu